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                                                                     EXHIBIT 4.9

CJM/11-26-97/01-26-98                MELF #95-9-242

                                      NOTE
                                      ----

Dated:    January 29, 1998
At:       Philadelphia, Pennsylvania

$500,000

          FOR VALUE RECEIVED, the undersigned RED BELL BREWING CO., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania with an address at 3100 Jefferson Street, Philadelphia 19121 (the "Maker"), does hereby irrevocably promise to pay, without defalcation, to the order of the COMMONWEALTH OF PENNSYLVANIA acting through the Department of Community and Economic Development (the "Department"), at the latter's principal office in Harrisburg, Pennsylvania or at such other places as the Department may designate, the principal sum of Five Hundred Thousand Dollars ($500,000), or so much thereof as shall be disbursed to the Maker hereunder (the "Loan"), together with interest as provided below, in lawful money of the United States of America, payable as directed by the Department in monthly installments, a portion of which will be interest at the rate of three percent (3%) per annum on the outstanding principal balance calculated on the basis of a 360 day year, and a portion of which will be a payment of principal. The monthly payments will commence on March 1, 1998, and the entire unpaid balance due will be paid on or before February 1, 2005. Failure to draw down the full amount of the Loan or pre-payment of the Loan may cause a change in the amortization of the Loan either by a reduction in the amount of each monthly installment or by a reduction in the term over which the Loan shall be repaid. Any amount remaining in the Escrow Account shall be repaid to the Department. All payments made hereunder shall be paid into the Machinery and Equipment Loan Fund.

          Interest on the outstanding principal balance will accrue from and including the date of this Note and such interest as accrues through January 31, 1998 shall be due and payable on the first day of March, 1998, in addition to the first monthly installment of principal and interest. The monthly installments shall be applied first to interest on the unpaid principal, and the balance of said monthly installments shall be applied to principal. In addition, in the event any monthly installment provided for herein shall not be paid when due, the Maker agrees to pay a late charge of twelve and one-half percent (12-1/2%) per annum of any such overdue monthly installment to compensate the Department for damages suffered because of Maker's failure to make prompt payments.

          Failure to create the number of jobs specified in Maker's Loan Application which is incorporated herein by reference thereto and made a part hereof, shall give the Department the right to increase the interest rate on the Loan to a fixed interest rate equal to two percentage points greater than the prime interest rate as defined in the Machinery and Equipment Loan Fund ("MELF") Statement of Policy of Section 5.10(a) (relating to "Penalty"), unless such an increase is waived by the Department because the failure to meet the job projects is deemed to be the result of circumstances beyond the control of the Maker.
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     This Note is executed and delivered pursuant to the Loan Agreement between the Maker and the Department, dated of even date herewith, (the "Loan Agreement"), and is subject to all the terms and conditions thereof, including provisions for prepayment and the acceleration of the maturity hereof under certain circumstances.

               THE MAKER HEREBY COVENANTS AND AGREES AS FOLLOWS:

     1. All the terms, covenants, conditions and provisions of the Loan Agreement are incorporated herein by reference and are made a part hereof, and any breach or violation thereof shall constitute a breach or violation of this Note.

     2. If the Maker shall fail to pay any sum required to be paid by the Maker under this Note or the Loan Agreement within thirty (30) days after the same becomes due and payable, or if the Maker shall fail to perform any other provision hereof to be performed by the Maker or if there is an event of default under the Loan Agreement, then in any such event, at the option of the Department, the whole unpaid balance of the principal indebtedness, together with all interest thereon and all other sums due hereunder or secured by the Mortgage or required to be paid to the Department thereunder, shall become due and payable immediately without notice to the Maker.

     3. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF THE MAKER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

          If the Maker is in default under the terms of this Note at the expiration of thirty (30) days after written notice thereof to the Maker (of which an affidavit on behalf of the Department shall be sufficient evidence), then the Maker hereby irrevocably authorizes and empowers any attorney of any court of record in the Commonwealth of Pennsylvania, or elsewhere, to appear for and to enter and confess judgment against the Maker, at any time or times and as of any term, for the principal sum above mentioned, with or without declaration, with interest and costs of suit, without stay of execution, and with reasonable attorney's fees. The Maker agrees that any of its property may be levied upon to collect said judgment and may be sold upon a writ of execution, and hereby waives and releases all laws, now or hereafter in force, relating to exemption, appraisement or stay of execution. The authority hereby granted to confess judgment shall not be exhausted by any exercise thereof, but shall continue from time to time and at all times until the Maker has paid all sums required to be paid by the Maker under this Note, the Loan Agreement and the Mortgage and has performed all of the other provisions hereof or thereof to be performed by the Maker.

     4. Prepayments of the principal indebtedness may be made at any time, without premium.

     5. All of the covenants herein contained shall accrue to the benefit of the successors and assigns, voluntary or involuntary, of the Department.

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     6.   Demand, grace, presentment for payment, protest, notice of dishonor or nonpayment and notice of the exercise of any option hereunder are hereby waived by the Maker and all guarantors and endorsers hereof.

     7. The remedies provided in this Note and the Loan Agreement or otherwise available to the Department for the enforcement of the payment of the principal sum together with interest and performance of the covenants, conditions, and agreements, matters and things herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of the Department, and may be exercised from time to time as often as occasion therefor shall occur until the Department has been paid all sums due in full.

     8. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid. In the event any waiver by the Maker hereunder is prohibited by law, including but not limited to the waiver of exemption from execution, such waiver shall be and be deemed to be deleted herefrom.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the Maker has caused this Note to be duly executed, the day and year first above written.

ATTEST:                                 RED BELL BREWING CO.


/s/ James R. Bell                       By   /s/ James R. Bell
-----------------------------------          ----------------------------
Secretary                                    President

(CORPORATE SEAL)


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